Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Helen M. Wilson
(441) 299-9283
helen.wilson@ace.bm

Media Contact:	Patrick F. McGovern
(212) 827-4426
patrick.mcgovern@ace-ina.com

ACE LIMITED ANNOUNCES COMPLETION OF RE-DOMESTICATION OF

HOLDING COMPANY FROM CAYMAN ISLANDS TO SWITZERLAND

HAMILTON, Bermuda – July 18, 2008 – ACE Limited (NYSE: ACE) announced today that it has completed the previously-announced re-domestication of the Company from the Cayman Islands to Zurich, Switzerland. ACE continues to be registered with the Securities and Exchange Commission (SEC) and prepare its financial statements in U.S dollars and in accordance with U.S. GAAP reporting. Shareholders will continue to receive dividends in U.S. dollars, and the Company’s common shares will continue to trade on the New York Stock Exchange under the ticker symbol “ACE.”

At the ACE Annual General Meeting, held July 10 and 14, 2008, ACE’s shareholders approved all proposals voted upon. The re-domestication became official following governmental filings made in the Cayman Islands and Switzerland, and the establishment of the holding company in Zurich. Certain corporate governance and other changes effected as part of the re-domestication, including new charter documents and the increase in the par value of common shares of the Company, are described in SEC filings on Form
8-K and the Company’s proxy statement/prospectus dated May 30, 2008, available at www.sec.gov. The business of the ACE Group of Companies was not otherwise materially affected by the re-domestication.

“This is an historic day for ACE as we commence operations as a Swiss company,” said Evan G. Greenberg, Chairman and Chief Executive Officer of ACE Limited. “We are grateful to our shareholders, who understand the strategic wisdom of this move and overwhelmingly adopted all of our re-domestication proposals.”

The ACE Group of Companies is a global leader in insurance and reinsurance serving a diverse group of clients. Headed by ACE Limited, the ACE Group of Companies conducts its business on a worldwide basis with operating subsidiaries in more than 50 countries. Additional information can be found at: www.acelimited.com.

Cautionary Statement Regarding Forward-Looking Statements:

Forward-looking statements made in this press release reflect the Company’s current views with respect to future events and performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, the Company’s forward-looking statements about its business and operations following the re-domestication, and the anticipated effects of the re-domestication, could be affected by risks such as if the Company encounters difficulties with the transition to a new jurisdiction of incorporation and statutory regime. In addition, the Company’s business in general will continue to be subject to risks including competition, pricing and policy term trends, the levels of new and renewal business achieved, market acceptance, changes in demand, the frequency of unpredictable catastrophic events, actual loss experience, uncertainties in the reserving or settlement process, new theories of liability, judicial, legislative, regulatory and other governmental developments, litigation tactics and developments, investigation developments and actual settlement terms, the amount and timing of reinsurance recoverable, credit developments among reinsurers, actual market developments, rating agency action, possible terrorism or the outbreak and effects of war and economic, political, regulatory, insurance and reinsurance business conditions, as well as management’s response to these factors, and other factors identified in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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